UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 11, 2008

Date of Report (Date of earliest event reported)

CYPRESS SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1– 10079	94-2885898
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

198 Champion Court

San Jose, California 95134-1599

(Address of principal executive offices)

(408) 943-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 12, 2008, Cypress Semiconductor Corporation (“Cypress”) and SunPower Corporation (“SunPower”) entered into Amendment No. 1 to the Tax Sharing Agreement entered into by the parties on November 9, 2004 (the “Amended Tax Sharing Agreement”) to address certain transactions that may affect the tax treatment of the spin-off by Cypress of its shares of SunPower Class B common stock (“Spin-Off”) and certain other matters. The following summary of the Amended Tax Sharing Agreement is qualified in its entirety by reference to the full text of the Amended Tax Sharing Agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Under the Amended Tax Sharing Agreement, SunPower is required to provide notice to Cypress of certain transactions that individually or in the aggregate could give rise to SunPower’s indemnification obligation relating to taxes resulting from the application of Section 355(e) of the Internal Revenue Code (the “Code”) or similar provision of other applicable law to the Spin-Off as a result of one or more acquisitions (within the meaning of Section 355(e) of the Code) of SunPower stock after the Spin-Off. An acquisition for this purpose includes any such acquisition attributable to a conversion of any or all of SunPower’s Class B common stock to Class A common stock or any similar recapitalization transaction or series of related transactions (a “Recapitalization”). SunPower is not required to indemnify Cypress for any taxes which would result solely from (A) issuances and dispositions of SunPower stock prior to the Spin-Off and (B) any acquisition of SunPower stock by Cypress after the Spin-Off.

Under the Amended Tax Sharing Agreement, SunPower also agreed that, for a period of 25 months following the Spin-Off, it would not (i) effect a Recapitalization or (ii) enter into or facilitate any other transaction resulting in an acquisition (within the meaning of Section 355(e) of the Code) of SunPower stock without first obtaining the written consent of Cypress; if such transaction (either alone or when taken together with one or more other transactions entered into or facilitated by SunPower consummated after August 4, 2008 and during the 25-month period following the Spin-Off) would involve the acquisition for purposes of Section 355(e) of the Code of more than 25% of SunPower’s outstanding shares of common stock. In addition, the requirement to obtain Cypress’s consent will not apply to (A) any acquisition of SunPower that will qualify under Treasury Regulation Section 1.355-7(d)(8) in connection with the performance of services, (B) an acquisition of SunPower stock for which SunPower furnishes to Cypress prior to such acquisition an opinion of counsel and supporting documentation, in form and substance reasonably satisfactory to Cypress (a “Tax Opinion”), that such acquisition will qualify under Treasury Regulation Section 1.355-7(d)(9), (C) an acquisition of SunPower stock (other than an acquisition involving a public offering) for which SunPower furnishes to Cypress prior to such acquisition a Tax Opinion to the effect that such acquisition will qualify under the so-called “super safe harbor” contained in Treasury Regulation Section 1.355-7(b)(2) or (D) the adoption by SunPower of a standard stockholder rights plan. SunPower further agreed that it will not (i) effect a Recapitalization during the 36-month period following the Spin-Off without first obtaining a Tax Opinion to the effect that such Recapitalization (either alone or when taken together with any other transaction or transactions) will not cause the Spin-Off to become taxable under Section 355(e) of the Code, or (ii) seek any private ruling, including any supplemental private ruling from the Internal Revenue Service with regard to the Spin-Off, or any transaction having any bearing on the tax treatment of the Spin-Off, without the prior written consent of Cypress.

The Spin-Off is subject to Cypress’s completion of a number of actions and the satisfaction of certain conditions, including final approval by Cypress’s board of directors, and no assurance can be given that the Spin-Off will be completed. In addition, no assurance can be given as to the number of shares which may be distributed, the costs or effects on Cypress and/or SunPower of effecting a Spin-Off, or the impact of the Spin-Off on trading prices for Cypress and/or the SunPower common stock or Cypress’s employee equity plans and convertible debt. In addition, Cypress’s board of directors may reconsider the Spin-Off under certain circumstances, including if a significant change in the trading price of either Cypress or SunPower’s common stock were to occur. Any decision not to pursue the Spin-Off could adversely affect the trading price of Cypress and/or SunPower common stock.

Item 8.01.	Other Events.

California Tax Ruling

On August 11, 2008, Cypress received a private ruling from the California Franchise Tax Board confirming that, based on certain factual representations by Cypress, the proposed distribution of the SunPower Class B Common Stock by Cypress would qualify as a tax-free distribution to Cypress and its stockholders for California income tax purposes.

No Acceleration of Options

On August 7, 2008, Cypress filed a Current Report on Form 8-K with the Securities and Exchange Commission in which, among other things, it disclosed certain actions taken by Cypress’s board of directors in anticipation of Cypress’ proposed tax-free distribution of shares of Class B common stock of SunPower owned by it. In response to investor questions concerning that report, Cypress is clarifying that its board of directors has not approved the acceleration of vesting for any employee or director equity awards in connection with the proposed distribution of the SunPower shares.

Compensation Expense Related to Employee Equity Plan Adjustments

Cypress’s 1994 and 1999 stock plans, as amended (the “Plans”), do not provide for automatic antidilution adjustments to our outstanding employee equity awards in the event of certain changes to Cypress’s capitalization structure, including the Spin-Off of the SunPower shares. If the Spin-Off were to occur, outstanding employee equity awards may decrease in value, perhaps substantially. Consequently, the board of directors has determined it to be appropriate to make appropriate proportionate adjustments to the outstanding awards to offset the potential decrease in value of outstanding employee equity awards in the event of the Spin-Off. As a result of this discretionary proportionate adjustment Cypress will record a material non-cash compensation charge under Statement of Financial Accounting Standards No. 123R for the difference between the fair value of the employee equity awards immediately prior to and immediately after the Spin-Off, if the Spin-Off occurs.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Tax Sharing Agreement, dated as of August 12, 2008, by and between Cypress Semiconductor Corporation and SunPower Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPRESS SEMICONDUCTOR CORPORATION

Date: August 14, 2008	By:	/s/ Brad W. Buss
Brad W. Buss
Executive Vice President,
Finance and Administration
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Tax Sharing Agreement, dated as of August 12, 2008, by and between Cypress Semiconductor Corporation and SunPower Corporation